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Exhibit 23.2 Consent of Haskell & White LLP

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Haskell & White LLP
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                               4901 Birch Street
                                                 Newport Beach, California 92660
                                                        Telephone (714) 833-8312
                                                              Fax (714) 833-9421


                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Registration Statement of Group V Corporation (formerly, NuOasis Gaming, Inc.) on Form SB-2 of our report dated September 29, 1997, appearing in the Prospectus, which is part of this Registration Statement.

        HASKELL & WHITE LLP
        Certified Public Accountants















January 20, 1998
Newport Beach, California




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